UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Note Offering

The information set forth in Item 8.01 of this report under the headings “Indenture” and “Capped Call Transactions” is incorporated by reference into this Item 1.01.

The net proceeds from the offering of the Notes (as defined below), given the initial purchasers’ full exercise of their option to purchase additional notes, were approximately $195.1 million after deducting the initial purchasers’ discount and estimated offering expenses payable by Boingo Wireless, Inc. (the “Company”). The Company used approximately $24.0 million of the net proceeds to pay the cost of the capped call transactions described below. The Company intends to use the remainder of the net proceeds from this offering for general corporate purposes, potential acquisitions and strategic transactions, and to pay the cost of the capped call transactions described below. The Company has no agreements or understandings with respect to any acquisitions or strategic transactions at this time and may not enter into, or consummate, any such transaction. The Company may also use a portion of the net proceeds from the offering for ongoing repurchases of its Common Stock (as defined below) to satisfy tax withholding obligations related to vesting and settlement of restricted stock units and to repay its obligations under its credit facility.

Amendment to Credit Agreement

Additionally, on October 1, 2018, in connection with the offering of the Notes, the Company entered into an amendment (the “Credit Agreement Amendment”) to the existing Credit Agreement, dated November 24, 2014, as amended (the “Credit Agreement”), with Bank of America, N.A. (“Bank of America”) acting as agent for lenders named therein, including Bank of America, Silicon Valley Bank and Citizens Bank, N.A. (the “Lenders”). The Credit Agreement Amendment amended certain provisions of the Credit Agreement, in order to provide for the consummation of the offering and issuance of the Notes and the incurrence of the debt thereby and the execution of the capped call transactions, each as further described below. The foregoing summary of the Credit Agreement Amendment, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement Amendment, filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and Indenture described in Item 8.01 of this report are incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this report under the headings “Purchase Agreement” and “Indenture” is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

Purchase Agreement

On October 2, 2018, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Jefferies LLC (“Jefferies”), as representatives (the “Representatives”) of the purchasers named therein (collectively, the “Initial Purchasers”), relating to the Company’s sale of $201.25 million aggregate principal amount of its 1.00% Convertible Senior Notes due 2023 (the “Notes”) to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. To the extent that any shares of the Company’s common stock (“Common Stock”) are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.

Indenture

The Notes were issued pursuant to an Indenture, dated as of October 5, 2018 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Notes are senior, unsecured obligations of the Company, and interest is payable semiannually in cash at a rate of 1.0% per annum on each April 1 and October 1, beginning on April 1, 2019. The Notes mature on October 1, 2023 unless redeemed, repurchased or converted in accordance with their terms prior to such date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

1)             default by the Company in any payment of interest on any Note when due and payable, and such default continues for a period of 30 days;

2)             default by the Company in the payment of principal of any Note when due and payable at its stated maturity, optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

3)             failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon the exercise of a holder’s conversion right, and such failure continues for a period of three business days;

4)             failure by the Company to issue a fundamental change notice, a notice of a make-whole fundamental change or a notice of a specified corporate transaction at the time and in the manner provided in the Indenture;

5)             failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

6)             failure by the Company to comply with any of its agreements under the Notes or the Indenture (other than a covenant or agreement in respect of which a default or breach is specifically addressed in Clauses (1) through (5) above) and such breach continues for a period of 60 days after written notice of such failure is delivered to the Company by the trustee or by holders of 25% or more in aggregate principal amount of the Notes then outstanding;

7)             an event of default by the Company or any of its significant subsidiaries, as defined in Aricle 1, Rule 1-02 of Regulation S-X, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, and such default

a.              results in such indebtedness becoming or being declared due and payable, or

b.              constitutes a failure to pay principal of any such debt when due and payable (after the expiration of all applicable grace periods), at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration has not been rescinded or annulled or such failure to pay or default has not been cured or waived, or such indebtedness has not been paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of Notes then outstanding has been received;

8)             certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries occurs; or

9)             a final judgment or judgments for the payment of $15,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate is or are rendered against the Company or any significant subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

The Notes are convertible at an initial conversion rate of 23.6323 shares of Common Stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $42.31 per share of Common Stock subject to adjustment. Prior to the close of business on the business day immediately preceding October 15, 2022, such conversion is subject to the satisfaction of certain conditions set forth below. On or after April 1, 2023, holders may convert all or a portion of their notes at any time prior to close of business on the second scheduled trading day immediately preceding October 1, 2023.  Upon conversion, holders will receive cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding April 1, 2023, in multiples of $1,000 principal amount, only under the following circumstances:

•                  during any calendar quarter commencing after the calendar quarter ending on December 31, 2018 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day;

•                  during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that ten consecutive trading day period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate of the Notes on each such trading day;

•                  if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or

•                  upon the occurrence of specified corporate events.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Capped Call Transactions

On October 2, 2018, in connection with the pricing of the Notes, the Company entered into a privately negotiated capped call transaction (the “Base Capped Call Transaction”) with a financial institution (the “Capped Call Counterparty”).  On October 3, 2018, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into a privately negotiated additional capped call transaction (the “Additional Capped Call Transaction,” and together with the Base Capped Call Transaction, the “Capped Call Transactions”) with the Capped Call Counterparty. The Capped Call Transactions initially cover, subject to customary anti-dilution adjustments, the number of shares of Common Stock that initially underlie the Notes, including the Notes purchased pursuant to the over-allotment option. The cap price of the Capped Call Transactions is initially $65.10 per share of Common Stock, representing a premium of 100% above the last reported sale price of $32.55 per share of Common Stock on October 2, 2018, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions are expected generally to reduce potential dilution to holders of Common Stock upon conversion of the Notes and/or offset the potential cash payments that the Company could be required to make in excess of the principal amount of any converted Notes upon conversion thereof, with such reduction and/or offset subject to a cap based on the cap price.

In connection with establishing their initial hedge of the Capped Call Transactions, the Capped Call Counterparty has advised the Company that it or its affiliate expect to enter into various derivative transactions with respect to Common Stock and/or purchase Common Stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Common Stock or the Notes concurrently with, or shortly after, the pricing of the Notes.

In addition, the Capped Call Counterparty and/or its affiliates may modify its hedge positions by entering into or unwinding various derivatives with respect to Common Stock and/or purchasing or selling Common Stock in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes. This activity could decrease (or avoid an increase) in the market price of Common Stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparty, are not part of the terms of the Notes, and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

Forms of the Base Capped Call Transaction confirmation (the “Base Capped Call Confirmation”) and the Additional Capped Call Transaction confirmation (the “Additional Capped Call Confirmation”) are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference. The description of the Base Capped Call Confirmation and the Additional Capped Call Confirmation contained in this Form 8-K is qualified in its entirety by reference to Exhibits 99.1 and 99.2.

On October 5, 2018, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Indenture (including form of Note) with respect to the Company’s 1.00% Convertible Senior Notes due 2023, dated as of October 5, 2018, between the Company and Wilmington Trust, National Association, as trustee.

10.1	Amendment to Credit Agreement, dated October 1, 2018, among the Company, Bank of America, N.A., Silicon Valley Bank, and Citizens Bank, N.A. and certain other parties thereto.
99.1	Form of Base Capped Call Confirmation.
99.2	Form of Additional Capped Call Confirmation.
99.3	Press Release dated October 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

DATE: October 5, 2018	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer and Secretary